SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


Date of Report: August 16, 1995


                        INTERNEURON PHARMACEUTICALS, INC.
               (Exact name of registrant as specified in charter)


                                    DELAWARE
                 (State of other jurisdiction of incorporation)


        0-18728                                           043047911
(Commission File Number)                      (IRS Employer Identification No.)


ONE LEDGEMONT CENTER, 99 HAYDEN AVENUE, LEXINGTON, MASSACHUSETTS       02173
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444



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Item 5.     OTHER EVENTS

         In August and September 1995, the Company sold an aggregate of 1,384,045 shares of Common Stock in private placements to four accredited institutional investors for aggregate net proceeds of approximately $14,900,000, after deducting placement fees. One investor also received warrants to purchase 62,500 shares of Common Stock exercisable until August 16, 2000 at $12.765 per share, subject to adjustment in certain conditions. Each investor was granted demand and piggyback registration rights (the earliest of which requires registration by January 2, 1996) provided that the effective per share purchase price of the shares sold in these transactions may be adjusted through the issuance by the Company to the investor of additional shares of Common Stock in the event a registration statement covering the resale of the shares purchased by such investor is not filed by the Company with the Securities and Exchange Commission or declared effective by specified dates or, in certain cases, if the Company sells shares in subsequent transactions at prices below a specified price. In connection with one transaction, the Company also issued warrants to purchase an aggregate of 8,000 shares to designees of the financial advisor to the transaction. The agreements between the Company and each investor are attached hereto as exhibits and are incorporated herein by reference.


Item 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)          EXHIBITS

10.74 Securities Purchase Agreement dated as of August 16, 1995 between the Registrant and BT Holdings (New York), Inc., including Warrant issued to Momint (nominee of BT Holdings).

10.75 Stock Purchase Agreement dated as of August 23, 1995 between the Registrant and Paresco, Inc.

10.76 Stock Purchase Agreement dated as of September 15, 1995 between the Registrant and Silverton International Fund Limited.

10.77 Subscription Agreement dated September 21, 1995, as of August 31, 1995, including Registration Rights Agreement between Registrant and GFL Advantage Fund Limited.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                INTERNEURON PHARMACEUTICALS INC.

                                By: /S/ THOMAS F. FARB
                                   -------------------------------------------
                                Thomas F. Farb, Senior Vice President, Finance


Dated: September 26, 1995

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